UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 22, 2010

(Date of earliest event reported)

HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of incorporation)	001-15141 (Commission File No.)	38-0837640 (IRS Employer Identification no.)

855 East Main Avenue Zeeland, Michigan (Address of Principal Executive Offices)	49464 (Zip Code)

(616) 654-3000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2010, Herman Miller, Inc. (the “Company”) Board of Directors (the “Board”) approved a Change in Control agreement for Gregory J. Bylsma, Executive Vice President and Chief Financial Officer. The form of this agreement is incorporated by reference from Exhibit 10(o) of the Company’s Annual Report on Form 10-K for the fiscal year ended May 30, 2009.

Item 5.05.        Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On January 22, 2010, the Board of the Company has approved a revised Corporate Code of Conduct (the “Code”).  The Code applies to all of the Company’s directors and employees, including its Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer.

The Code supersedes the Company’s original Corporate Code of Conduct.  The Company adopted the Code to, among other things, to more consistently represent the Company's policies across international borders and to apply generally among employees wherever they may be employed by the Company globally.  The Company’s adoption of the Code did not result in a waiver or an implicit waiver (as defined in Instruction 2 to Item 5.05) of any provision of the original Corporate Code of Conduct.

The Code has been posted in the About Herman Miller section of the Company’s website, www.hermanmiller.com, under Policies and Legal Stuff. A copy of the Code is attached as Exhibit 14.1.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.         Financial Statements and Exhibits.

Exhibits.

14.1        Corporate Code of Conduct

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 27, 2010	HERMAN MILLER, INC.
(Registrant)
	By:	/s/ James E. Christenson James E. Christenson
Senior Vice President, Legal Services and Secretary